SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

Aon plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

For

THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On Friday, June 21, 2019

This supplement, dated June 6, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Aon plc (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 26, 2019 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on Friday, June 21, 2019, at 8:00 a.m. British Summer Time. This Supplement is being filed with the SEC and made available to shareholders on or about June 6, 2019. Holders of the Company’s Class A Ordinary Shares at the close of business on April 23, 2019 are entitled to vote at the Annual Meeting.

Supplement to Proposal 8

Proposal 8 in the Proxy Statement relates to the approval of an amendment and restatement of the Aon plc 2011 Incentive Compensation Plan. This Supplement is being filed to provide additional information about the shares available for issuance and shares issued and outstanding under Aon’s long-term incentive plans as of March 31, 2019.

The following table summarizes information regarding awards outstanding and shares of our Class A Ordinary Shares remaining available for grant as of March 31, 2019:

Stock Options Outstanding	180,000
Weighted Average Exercise Price of Stock Options Outstanding	$43.20
Weighted Average Remaining Term of Stock Options Outstanding	1.137 years
Full Value Awards Outstanding (RSUs and PSUs)[1]	5,453,298
Shares Available for Grant under the 2011 Incentive Compensation Plan[2]	3,800,678

1.

Excludes the following shares: (i) 1,046,413 shares that may be issued in lieu of earned annual incentive cash compensation under the Aon Incentive Stock Program (“ISP”), (ii) 144,000 shares that may be issued in connection with the U.S. Employee Share Purchase plan, (iii) 256,843 shares that may be issued in connection with the U.K. ShareSave share plan, (iv) 70,036 shares that may be issued to satisfy obligations under the Aon Deferred Compensation Plan in connection with the 2001 Aon Stock Incentive Plan, (v) 278,345 shares that could be issued under the Aon Supplemental Savings Plan, and (vi) 139,740 shares that could be issued under the Aon Supplemental Employee Stock Ownership Plan.

2.	Excludes 3,311,490 shares available for grant under the Aon plc Global Share Purchase Plan.

The following additional table summarizes the annual burn rates for fiscal years 2016, 2017, and 2018, excluding the number of shares issuable in lieu of earned annual incentive cash compensation under the Company’s ISP. Our annual burn rate is determined by dividing the number of shares of our common stock subject to time-based stock-based awards granted and performance shares earned in a given fiscal year by the basic weighted average number of shares of our common stock outstanding for that fiscal year. Shares issued in lieu of earned annual incentive cash compensation under our ISP are excluded from the annual burn rate percentage.

Fiscal Year	Time-Based Stock Option Granted	Time-Based Full Value Awards Granted[1]	Performance Based Awards Earned	Basic Weighted Average Common Shares Outstanding	Annual Burn Rate
2018	0	969,969	1,000,000	245,200,000	0.80%
2017	0	1,099,104	900,000	258,500,000	0.77%
2016	0	1,442,313	1,300,000	268,100,000	1.02%

1.	Excludes the shares that may be issued in lieu of earned annual incentive cash compensation under the Aon ISP, for fiscal years 2016 (809,687 shares), 2017 (600,896 shares), and 2018 (530,031 shares).

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.